Exhibit 21

MERCK & CO., INC. SUBSIDIARIES

as of 12/31/2002

Each of the subsidiaries set forth below does business under the name stated. A subsidiary of a subsidiary is indicated by indentation under the immediate parent. All voting securities of the subsidiaries named are owned directly or indirectly by the Company, except where otherwise indicated.

Name	Country or State of Incorporation
Chibret A/S	Denmark

CM Delaware LLC	Delaware

Hangzhou MSD Pharmaceutical Company Limited[1]	China

Hawk and Falcon L.L.C.	Delaware

International Indemnity Ltd.	Bermuda

Johnson & Johnson—Merck Consumer Pharmaceuticals Company[1]	New Jersey

MCM Vaccine Co.[1]	Pennsylvania

Merck and Company, Incorporated	Delaware
Merck SH Inc.	Delaware
Merial Limited/LLC[1]	Great Britain/ Delaware
British United Turkeys Limited[1]	Great Britain
Turkey Research & Development Limited[1]	Great Britain

Merck Capital Resources, Inc.	Delaware
MSD Technology, L.P.	Delaware
Merck Finance Co., Inc.	Delaware
Merck Hamilton, Inc.	California

Merck Capital Ventures, LLC	Delaware

Merck Cardiovascular Health Company	Nevada
MSP Distribution Services (C) LLC[1]	Nevada
MSP Marketing Services (C) LLC[1]	Nevada

Merck Enterprises Canada, Ltd.	Canada

Merck Foreign Sales Corporation Ltd.	Bermuda

Merck Holdings, Inc.	Delaware
Chippewa Holdings LLC	Delaware
Algonquin SarL	Luxembourg
Frosst Laboratories, Inc.	Delaware
Frosst Portuguesa—Produtos Farmaceuticos, Lda.	Portugal
Istituto Gentili S.p.A./Inc.	Italy/Delaware
KBI Inc.	Delaware
KBI Sub Inc.	Delaware
KBI-E Inc.	Delaware
KBI-P Inc.	Delaware
Merck Borinquen Holdings, Inc.	Delaware
Merck Sharp & Dohme Quimica de Puerto Rico, Inc.	Delaware
Merck-Medco Holdings II Corp.	Delaware
Cloverleaf International Holdings S.A.	Luxembourg
BRC Ltd	Bermuda
Coordinated Patient Care Scandinavia AS	Norway
Infodoc AS1	Norway
Infodoc International AS1	Norway
Medco Holdings S. de R.L. de C.V.	Mexico
Medco de Mexico Managed Care S. de R.L. de C.V.	Mexico
Medco Servicios de Mexico, S. de R.L. de C.V.	Mexico
Farmacox-Companhia Farmaceutica, Lda	Portugal
Farmasix-Produtos Farmaceuticos, Lda	Portugal
Fontelabor-Produtos Farmaceuticos, Lda.	Portugal
Gestion Integrada De Salud, Analisis De Resultados Y Evidencia Medichip, S.L.	Spain
Merck Sharp & Dohme Asia Pacific Services Pte Ltd.	Singapore
Merck Sharp & Dohme (Australia) Pty. Limited	Australia
AMRAD Pharmaceuticals Pty. Ltd.	Australia
Merck Sharp & Dohme Finance Europe Limited	Great Britain
Merck Sharp & Dohme B.V.	Netherlands
Abello Farmacia, S.L. [1]	Spain
Financiere MSD S.A.S.	France
Aventis Pasteur MSD Gestion S.A.[1]	France
Aventis Pasteur MSD SNC[1]	France
Aventis Pasteur MSD A/S	Denmark
Aventis Pasteur MSD GmbH	Austria
Aventis Pasteur MSD GmbH	Germany
Aventis Pasteur MSD Ltd.	Great Britain
Aventis Pasteur MSD Ltd.	Ireland
Aventis Pasteur MSD N.V./S.A.	Belgium
Aventis Pasteur MSD S.A.	Spain
Aventis Pasteur MSD S.p.A.	Italy
Pasteur Vaccins S.A.	France

Laboratoires Martin-Johnson & Johnson-MSD S.A.S.[1]	France
Laboratoires Merck Sharp & Dohme-Chibret SNC	France
MSD (Nippon Holdings) BV	Netherlands
Banyu Pharmaceutical Company, Ltd.[1]	Japan
Banyu-A.S.C. Co., Ltd.	Japan
Nippon Merck-Banyu Co., Ltd.	Japan
Laboratorios Biopat, S.A.	Spain
Laboratorios Chibret, S.A.	Spain
Laboratorios Frosst, S.A.	Spain
Laboratorios Neurogard, S.A.	Spain
Merck Sharp & Dohme GmbH	Austria
Merck Sharp & Dohme Holdings de Mexico, S.A. de C.V.	Mexico
Merck Sharp & Dohme de Mexico, S.A. de C.V.	Mexico
Merck Sharp & Dohme (Israel—1996) Company Ltd.	Israel
Merck Sharp & Dohme (Italia) S.p.A.	Italy
Centra Medicamenta OTC SpA[1]	Italy
Istituto Di Richerche Di Biologia Molecolare S.p.A.	Italy
MSD (Proprietary) Limited	South Africa
MSD Sharp & Dohme GmbH	Germany
Chibret Pharmazeutische GmbH	Germany
Dieckmann Arzneimittel GmbH	Germany
Woelm Pharma GmbH & Co.[1]	Germany
MSD Chibropharm GmbH	Germany
MSD Unterstutzungskasse GmbH	Germany
Varipharm Arzneimittel GmbH	Germany
Sharp & Dohme, S.A.	Spain
Merck Sharp & Dohme Chibret A.G.	Switzerland
Merck Sharp & Dohme de Venezuela S.R.L.	Venezuela
Merck Sharp & Dohme (Holdings) Limited	Great Britain
Charles E. Frosst (U.K.) Limited	Great Britain
Merck Sharp & Dohme Limited	Great Britain
Johnson & Johnson•MSD Consumer Pharmaceuticals Limited[1]	Great Britain
The MSD Foundation Limited	Great Britain
Thomas Morson & Son Limited	Great Britain
Merck Sharp & Dohme IDEA, Inc.	Switzerland
Merck Sharp & Dohme d.o.o.	Croatia
Merck Sharp & Dohme Tunisie Sarl	Tunisia
Merck Sharp & Dohme (Sweden) A.B.	Sweden
Merck Sharp & Dohme Trading & Service Limited Liability Company	Hungary
MSD Ireland (Holdings) S.A.	Luxembourg
European Insurance Risk Excess Limited	Ireland
Fregenal Holdings S.A.	Panama
Frosst Iberica, S.A.	Spain
Laboratorios Abello, S.A.	Spain

Laboratorios Quimico-Farmaceuticos Chibret, Lda.	Portugal
Merck Sharp & Dohme de Espana, S.A.	Spain
Merck Sharp & Dohme, Limitada	Portugal
MSD Finance, B.V.	Netherlands
MSD Overseas Manufacturing Co.	Bermuda
Blue Jay Investments C.V.	Netherlands
MSD Ireland (Investment) Ltd.	Bermuda
MSD Latin America Services Ltd.	Bermuda
MSD Overseas Manufacturing Co. (Ireland)	Ireland
Tradewinds Manufacturing SRL	Barbados
MSD Technology Singapore Pte. Ltd.	Singapore
MSP Singapore Company, LLC[1]	Delaware
MSD-SP Ltd.	Great Britain
MSD-Essex GmbH	Switzerland
MSP Singapore-Sub, LLC	Delaware
MSD Warwick (Manufacturing) Ltd.	Bermuda
MSD Somerset Ltd.	Bermuda
Crosswinds B.V.	Netherlands
Merck Sharp & Dohme (Ireland) Ltd.	Bermuda
MSD Pembroke Ltd.	Bermuda
Merck Sharp & Dohme (Puerto Rico) Ltd.	Bermuda
Merck Sharp & Dohme (Singapore) Ltd.	Bermuda
Transrow Manufacturing Ltd.[1]	Bermuda
Neopharmed S.p.A.	Italy
MSD (Norge) A/S	Norway
MSD Ventures Singapore Pte. Ltd.	Singapore
Ruskin Limited	Bermuda
Suomen MSD Oy	Finland
Kiinteisto Oy Viistotie 11	Finland
Merck Frosst Canada & Co.	Canada
Maple Leaf Holdings SRL	Barbados
Merck Frosst Canada Ltd.	Canada
MSD (Japan) Co., Ltd.	Japan
Merck Sharp & Dohme (I.A.) Corp.	Delaware
Merck Sharp & Dohme (Argentina) Inc.	Delaware
MSD Korea Ltd.	Korea/Delaware
Merck Sharp Dohme Ilaclari Limited Sirketi	Turkey
Merck Sharp & Dohme Farmaceutica Ltda.	Brazil
Prodome Quimica e Farmaceutica Ltda.[1]	Brazil
Merck Sharp & Dohme (International) Limited	Bermuda
Merck Sharp & Dohme (Asia) Limited	Hong Kong
Merck Sharp & Dohme (China) Limited	Hong Kong
Merck Sharp & Dohme SAS	France
Merck Sharp & Dohme International Services B.V.	Netherlands

Merck Sharp & Dohme—Lebanon S.A.L.	Lebanon
Merck Sharp & Dohme L.L.C.	Russian Federation
Merck Sharp & Dohme (Middle East) Limited	Cyprus
Merck Sharp & Dohme of Pakistan Limited	Pakistan
Merck Sharp & Dohme S.A.R.L.	Morocco
Merck Technology (U.S.) Company, Inc.	Nevada
MSP Technology (U.S.) Company, LLC.[1]	Delaware
Merck Ventures, Inc.	Delaware
MSD Lakemedel (Scandinavia) Aktiebolog	Sweden
Readington Holdings, Inc.	New Jersey
STELLARx, Inc.	Nevada
TELERx Marketing Inc.	Pennsylvania

Merck Institute for Vaccinology	Delaware

Merck Investment Co., Inc.	Delaware

Merck Liability Management Company	Delaware
Merck LMC Cash Management (Bermuda) Ltd.	Bermuda
Merck LMC Cash Management, Inc.	Delaware

Medco Health Solutions, Inc.	Delaware
DM-MG, L.L.C.	Delaware
MedcoCal, Inc.	California
medcohealth.com, L.L.C.	New Jersey
Medco Containment Insurance Company of New Jersey	New Jersey
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Health, L.L.C.	Delaware
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Las Vegas, Inc.	Nevada
Medco Health Solutions of Mechanicsburg, L.L.C.	Pennsylvania
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Parsippany, L.L.C.	New Jersey
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Sabal Park, L.C.	Florida
Medco Health Solutions of Spokane, Inc.	Washington
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
Merck-Medco of Willingboro Urban Renewal, L.L.C.	New Jersey

Merck-Medco Rx Services of Florida, L.C.	Florida
Merck-Medco Rx Services of Massachusetts, L.L.C.	Massachusetts
Merck-Medco Rx Services of New York, L.L.C.	New York
Merck-Medco Rx Services of Oklahoma, L.L.C.	Oklahoma
MW Holdings, L.L.C.	Delaware
NJRE, L.L.C.	New Jersey
National Rx Services, Inc. of Missouri	Missouri
National Rx Services No. 3, Inc. of Ohio	Ohio
New York PAID Independent Practice Association, L.L.C.	New York
NRx Federal Corp.	Delaware
Paid Direct, Inc.	Delaware
ProVantage Health Services, Inc.	Delaware
Bravell, Inc.	Wisconsin
PharMark Corporation	Delaware
ProVantage Mail Services, Inc.	Minnesota
PROVMED, LLC	Wisconsin
PVHS, Inc.	Delaware
Replacement Distribution Center, Inc.	Ohio
RxHub, L.L.C.[1]	Delaware
The Institute for Effectiveness Research, L.L.C.	Delaware
Systemed, L.L.C.	Delaware
Xceleron Health, L.L.C.[1]	Delaware

Merck Resource Management, Inc.	Delaware

Merck Respiratory Health Company	Nevada
MSP Distribution Services (R) LLC[1]	Nevada
MSP Marketing Services (R) LLC[1]	Nevada

Merck Sharp & Dohme (Europe) Inc.	Delaware

Merck Sharp & Dohme Industria Quimica e Veterinaria Limitada	Brazil

Merck Sharp & Dohme (New Zealand) Limited	New Zealand

Merck Sharp & Dohme Overseas Finance N.V.	Neth. Antilles

Merck Sharp & Dohme (Panama) S.A.	Panama

Merck Sharp & Dohme Peru SRL	Peru

Merck Sharp & Dohme (Philippines) Inc.	Philippines

MSD International Holdings, Inc.	Delaware

Rosetta Inpharmatics LLC	Delaware

1 own less than 100%